77C

Date of Special Meeting:  04/25/08

The first proposal voted on by shareholders was to approve an Agreement and Plan of Reorganization providing for the transfer of all of assets of the Balanced Fund to the Moderate ETF Fund, a series of the Trust, in exchange for the Moderate ETF Fund's shares having an aggregate net asset value equal to the value of the Balanced Fund's net assets and the assumption by the Moderate ETF Fund of all of the liabilities of the Balanced Fund.

                            Number of Shares
    --------------------------------------------------------------
          For                   Against              Abstain
    ------------------    -------------------   ------------------
      1,318,657.695           20,945.892           167,983.383

The second proposal voted on by shareholders was to approve an Agreement and Plan of Reorganization providing for the transfer of all of assets of the Growth & Income Fund to the Large Cap Core Equity Fund, a series of the Trust, in exchange for the Large Cap Core Equity Fund's shares having an aggregate net asset value equal to the value of the Growth & Income Fund's net assets and the assumption by the Large Cap Core Equity Fund of all of the liabilities of the Growth & Income Fund.

                            Number of Shares
    --------------------------------------------------------------
          For                   Against              Abstain
    ------------------    -------------------   ------------------
     1,292,857.618            11,777.326           68,580.453

The third proposal voted on by shareholders was to approve an Agreement and Plan of Reorganization providing for the transfer of all of assets of the Value Plus Fund to the Large Cap Core Equity Fund, a series of the Trust, in exchange for the Large Cap Core Equity Fund's shares having an aggregate net asset value equal to the value of the Value Plus Fund's net assets and the assumption by the Large Cap Core Equity Fund of all of the liabilities of the Value Plus Fund.

                            Number of Shares
    --------------------------------------------------------------
          For                   Against                Abstain
    ------------------    -------------------   ------------------
      861,168.627              11,375.173            92,825.590

The fourth proposal voted on by shareholders was to approve an Agreement and Plan of Reorganization providing for the transfer of all of assets of the Eagle Capital Appreciation Fund to the Large Cap Core Equity Fund, a series of the Trust, in exchange for the Large Cap Core Equity Fund's shares having an aggregate net asset value equal to the value of the Eagle Capital Appreciation Fund's net assets and the assumption by the Large Cap Core Equity Fund of all of the liabilities of the Eagle Capital Appreciation Fund.

                            Number of Shares
    --------------------------------------------------------------
          For                   Against                Abstain
    ------------------    -------------------   ------------------
     1,166,229.950            42,542.760             78,133.582